Exhibit 24.02

POWER OF ATTORNEY

Each of the undersigned directors of South Carolina Electric & Gas Company (the "Company") hereby appoints K. B. Marsh, J. E. Addison and R. T. Lindsay, and each of them severally, his or her true and lawful attorney or attorneys, each with the power to act with or without the others, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to an indeterminate amount of the Company's first mortgage bonds.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 3rd day of May, 2012.

/s/B. L. Amick	/s/J. A. Bennett
B. L. Amick	J. A. Bennett
Director	Director

/s/S. A. Decker	/s/D. M. Hagood
S. A. Decker	D. M. Hagood
Director	Director

/s/K. B. Marsh	/s/J. M. Micali
K. B. Marsh	J. M. Micali
Director	Director

/s/L. M. Miller	/s/J. W. Roquemore
L. M. Miller	J. W. Roquemore
Director	Director

/s/M. K. Sloan	/s/H. C. Stowe
M. K. Sloan	H. C. Stowe
Director	Director